EXHIBIT 23(b)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Tritel, Inc.:


We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 16, 1999, which report appears in the Form S-1, as amended of Tritel, Inc. dated December 13, 1999.





                                                     /s/ KPMG Peat Marwick LLP

Jackson, Mississippi
December 13, 1999